UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2016

Marathon Oil Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Street, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		(713) 629-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2016, the Board of Directors of Marathon Oil Corporation amended and restated Marathon Oil's By-laws (as so amended and restated, the “By-laws"). The amendment and restatement is effective February 24, 2016. Article I, Section 1.1 was amended to provide that the annual meeting of stockholders will be held at the date, time and place as the Board by resolution may designate, or if the Board does not so designate a date, time and place, such annual meeting of stockholders of Marathon Oil shall be held at the principal executive office of Marathon Oil in Houston, Texas at 10:00 a.m., Central Time, on the last Wednesday in May in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding Wednesday which is not a legal holiday. Prior to amendment, that section had provided that the annual meeting of stockholders should be on the last Wednesday in April.

The foregoing summary of the amendments to the By-laws does not purport to be complete and is qualified in its entirety by reference to a copy of the By-laws filed as Exhibit 3.1 to this Form 8-K, which is incorporated by reference herein.

9.01. Financial Statements and Exhibits

3.1 Marathon Oil Corporation By-laws (Amended and restated as of February 24, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

March 1, 2016	By:	/s/ Gary E. Wilson

Name: Gary E. Wilson
Title: Vice President, Controller and Chief Accounting Officer

Exhibit Index

3.1           Marathon Oil Corporation By-laws (Amended and restated as of February 24, 2016).